                                        Registration Statement No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                      FISHER SCIENTIFIC INTERNATIONAL INC.
             (Exact name of Registrant as specified in its charter)

                         DELAWARE                                                                          02-0451017
(State or other jurisdiction of incorporation or organization)                                (I.R.S. Employer Identification No.)

                                  LIBERTY LANE
                          HAMPTON, NEW HAMPSHIRE 03842
                    (Address of principal executive offices)

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         1998 EQUITY AND INCENTIVE PLAN
                            (Full title of the Plan)

                         -------------------------------


                              TODD M. DUCHENE, ESQ.
                  Vice President-General Counsel and Secretary
                                  Liberty Lane
                          Hampton, New Hampshire 03842
                     (Name and address of agent for service)

                                 (603) 929-2650
          (Telephone number, including area code, of agent for service)

                          ----------------------------



                          ----------------------------
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
 Title of Securities             Amount to be         Proposed Maximum Offering     Proposed Maximum Aggregate         Amount of
  to be Registered              Registered (1)           Price Per Share (2)            Offering Price (2)         Registration Fee

===================================================================================================================================
Common Stock,                     10,000,000              $12.125                         $121,250,000              $35,768.75
par value $.01 per share

===================================================================================================================================

(1) To be offered pursuant to the Fisher Scientific International Inc. 1998 Equity and Incentive Plan. This Registration Statement also relates to such additional number of shares of Common Stock of the Registrant as may be issuable as a result of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of determining the registration fee and is equal to the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on June 15, 1998.

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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Fisher Scientific International Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (f) below, which have previously been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission (Commission File No. 01-10920) pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (b) The Company's Form 10-K/A for the fiscal year ended December 31, 1997, filed with the Commission (Commission File No. 01-10920) pursuant to
          Section 13(a) or 15(d) of the Exchange Act;

     (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed with the Commission (Commission File No. 01-10920) pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (d) The Company's Current Report on Form 8-K, dated January 21, 1998, filed with the Commission (Commission File No. 01-10920) pursuant to
          Section 13(a) or 15(d) of the Exchange Act;

     (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since May 15, 1998; and

     (f) The description of the Company's Common Stock, par value $.01 per share, contained in the Company's Form 8-A, dated November 7, 1991, filed with the Commission (Commission File No. 01-10920) pursuant to
          Section 12 of the Exchange Act.

     In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.


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     Not Applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     In accordance with Section 145 of the Delaware General Corporation Law ("Delaware Law"), the Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit.

     Under Delaware law, directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company (a "Derivative Action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In Derivative Actions, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and, in the event such person shall have been adjudged to be liable to the Company, only to the extent that a proper court shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses.

     The Company's Restated Certificate of Incorporation provides that each person who was or is made a party to, or is threatened to be made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he is the legal representative, or is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) while serving in such capacity, shall be indemnified and held harmless by the Company to the full extent authorized by Delaware Law, as in effect (or, to the extent indemnification is broadened, as it may be amended), against all expenses, liabilities or losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. The Company's Restated Certificate of Incorporation also provides that the right of indemnification conferred to the directors, officers or legal representatives by the Company's Restated Certificate of Incorporation shall include the right to be paid by the Company for expenses in defending the proceedings specified above, in advance of their final disposition. The Company may also, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     The Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Commission has expressed its opinion that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit
-------

 4.1 Specimen Certificate of Common Stock, par value $.01 per share, of the Company (incorporated by reference to the relevant exhibit to the Company's Registration Statement on Form S-1 filed with the Commission on February 28, 1992 (Registration No. 33-43505))

 4.2  Fisher Scientific International Inc. 1998 Equity and Incentive Plan

 5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered

23.1  Consent of Counsel (included in Exhibit 5.1 hereto)

23.2  Consent of Deloitte & Touche LLP

24.1  Powers of Attorney (included in Part II of this Registration Statement)

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hampton, New Hampshire, on this 15th day of June 1998.

                                       FISHER SCIENTIFIC INTERNATIONAL INC.

                                       By: /s/ Todd M. DuChene
                                          ----------------------------------
                                           Todd M. DuChene
                                           Vice President-General Counsel and
                                           Secretary

                                POWER OF ATTORNEY

     Each person whose signature appears below does hereby make, constitute and appoint Paul M. Meister and Todd M. DuChene and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, in his name, place and stead to execute on his behalf, as a director and/or officer of Fisher Scientific International Inc. (the "Company"), the Registration Statement of the Company on Form S-8 (the "Registration Statement") for the registration of shares of the Company's common stock, par value $.01 per share, in connection with the Company's 1998 Equity and Incentive Plan, and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all other instruments which either of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Securities Act, the rules, regulations and requirements of the Commission in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                   Title                                Date
---------                   -----                                ----


/s/ Paul M. Montrone        Chief Executive Officer and          June 15, 1998
-------------------------   Chairman of the Board of Directors
Paul M. Montrone

/s/ Paul M. Meister         Executive Vice President, Chief      June 15, 1998
-------------------------   Financial Officer and Director
Paul M. Meister

/s/ Mitchell J. Blutt       Director                             June 15, 1998
-------------------------
Mitchell J. Blutt

/s/ Robert A. Day           Director                             June 15, 1998
-------------------------
Robert A. Day

/s/ Michael D. Dingman      Director                             June 15, 1998
-------------------------
Michael D. Dingman

/s/ Anthony J. DiNovi       Director                             June 15, 1998
-------------------------
Anthony J. DiNovi

/s/ David V. Harkins        Director                             June 15, 1998
-------------------------
David V. Harkins

/s/ Scott M. Sperling       Director                             June 15, 1998
-------------------------
Scott M. Sperling

/s/ Kent R. Weldon          Director                             June 15, 1998
-------------------------
Kent R. Weldon

                                  EXHIBIT INDEX


Exhibit No.  Description                                                   Page*
-----------  -----------                                                   -----

    4.1 Specimen Certificate of Common Stock, par value $.01 per share of the Company (incorporated by reference to the relevant exhibit to the Company's Registration Statement on Form S-1 filed with the Commission on February 28, 1992 (Registration No. 33-43505))

    4.2      Fisher Scientific International 1998 Equity and Incentive Plan

    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered

   23.1      Consent of Counsel (included in Exhibit 5.1 hereto)

   23.2      Consent of Deloitte & Touche LLP

   24.1 Powers of Attorney (included in the Signature Page to this Registration Statement)



------------------------

*    Refers to sequentially numbered copy.